UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MPX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective January 26, 2021, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Amended and Restated Bylaws. The following is a brief summary of the material changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 99 hereto.

1)	Within Section One, the suite number of the Company was updated to the current address of 2801 Buford Highway NE, Suite 300, Atlanta, Georgia; and

2)	Section Three was revised to make explicit the fact that meetings of stockholders may be held via remote communication; and

3)	Sections Eight, Nine and Eleven were revised to address changes in officer designations and responsibilities of the non-executive Chairman.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99 – Amended and Restated By-Laws of Marine Products Corporation dated January 26, 2021

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: February 1, 2021	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer